Exhibit 32.1

NUCRYST Pharmaceuticals Corp.

Certification Pursuant to 18 U.S.C. § 1350
(Section 906 of Sarbanes-Oxley Act of 2002)

In connection with the report of NUCRYST Pharmaceuticals Corp. (the “Company”) on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certifies that to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2009

/s/David B. Holtz
Name:	David B. Holtz
Title:	Interim President and Chief Executive Office Chief Financial Officer